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                                                               EXHIBIT 99.(j)(B)

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust:
The Board of Trustees of Wells Fargo Master Trust:

We consent to the use of our reports for the Corporate Bond Fund, Government Securities Fund, High Income Fund, High Yield Bond Fund, Income Plus Fund, Inflation-Protected Bond Fund, Intermediate Government Income Fund, Short Duration Government Bond Fund, Short-Term Bond Fund, Short-Term High Yield Bond Fund, Stable Income Fund, Strategic Income Fund, Total Return Bond Fund, Ultra Short-Term Income Fund, and Ultra-Short Duration Bond Fund, dated July 25, 2007, incorporated herein by reference, a total of fifteen funds of the Wells Fargo Funds Trust, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm" in the statements of additional information.

We also consent to the use of our report for the Inflation-Protected Bond Portfolio, Managed Fixed Income Portfolio, Stable Income Portfolio, and the Total Return Bond Portfolio, four portfolios of Wells Fargo Master Trust, dated July 25, 2007, incorporated herein by reference.


/s/ KPMG LLP

Philadelphia, Pennsylvania
March 28, 2007